UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S8, NO. 333-198320

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S8, NO. 333-77501

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S8, NO. 333-26157
_______________________________

(Exact name of registrant as specified in its charter).
____________________________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	383150651 (I.R.S. Employer Identification No.)
5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48089-2639 (Zip Code)

Flagstar Bank 401(k) Plan
(Full title of the plan)

Alessandro P. DiNello
President and Chief Executive Officer
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098
(Name and address of agent for service)

(248) 3122000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE AND
DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) are being filed by Flagstar Bancorp, Inc. (the “Registrant”) to deregister all unsold securities reserved for issuance and registered for sale under the Flagstar Bank 401(k) Plan (the “Plan”) pursuant to the following registration statements on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-198320, filed August 22, 2014;

•	Registration Statement No. 333-77501, filed April 30, 1999; and

•	Registration Statement No. 333-26157, filed April 30, 1997.

The Registrant no longer offers the Registrant’s common stock for purchase under the Plan. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration any remaining shares of the Registrant’s common stock and all plan interests that were registered for issuance under the Plan pursuant to the Registration Statements and that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 11th day of October, 2017.

FLAGSTAR BANCORP, INC.
By:	/s/ James K. Ciroli
James K. Ciroli, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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